UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2014 (September 5, 2014)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01.	Other Events.

On January 22, 2014, a purported class action (the “Action”) captioned Oklahoma Firefighters Pension & Retirement System v. Steven A. Davis, et al., C.A. No. 9271-VCN, was filed in the Court of Chancery of the State of Delaware (the “Court”). Plaintiff in the Action alleged violations of Delaware General Corporation Law and breaches of fiduciary duty in connection with certain amendments to the By-laws of Bob Evans Farms, Inc. (“Company”) in November 2011. Defendants denied any and all allegations of Plaintiff that Defendants engaged in wrongdoing in any way and denied that Plaintiff’s lawsuit had any causal effect with respect to the January, 2014 amendment of the Company’s By-laws. The Company stated that it agreed to settle Plaintiff’s application for an award of attorneys’ fees and expenses due the costs of defense of that application and litigation risk associated therewith. On September 5, 2014, the Court approved a Stipulation and Order of Dismissal entered into by the parties in connection with the Action. The Stipulation and Order of Dismissal requires that notice of such should be given to shareholders of the Company in the form of this Current Report on Form 8-K. The Stipulation and Order of Dismissal is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise explicitly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not applicable

(c)	Shell Company Transactions – Not Applicable

(d)	Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Stipulation and Order of Dismissal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 5, 2014

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stipulation and Order of Dismissal